SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

June 3, 2002

Commission file no. 1-11107

FRANKLIN COVEY CO.
Incorporated pursuant to the Laws of the State of Utah

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Internal Revenue Service - Employer Identification No.  87-0401551

2200 West Parkway Boulevard, Salt Lake City, Utah  84119-2099
(801) 817-1776

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Item 4.   Change in Certifying Accountant

        Effective June 3, 2002, the Board of Directors of Franklin Covey Co. (the “Company”), upon recommendation of its audit committee, dismissed Arthur Andersen LLP (“Andersen”) as the Company’s independent auditors. Andersen had audited the Company’s financial statements since 1996. Also on June 3, 2002, the Board of Directors engaged KPMG LLP (“KPMG”) as the Company’s independent auditors for the fiscal year ending August 31, 2002.

        In connection with its audits of the Company for the fiscal years ended August 31, 2001 and 2000, and during the subsequent interim period preceding the engagement of KPMG, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Andersen’s reports on the Company’s financial statements for the years ended August 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the previous two fiscal years, and during the subsequent interim period preceding the engagement of KPMG, Andersen did not advise, and has not indicated to the Company that it had reason to advise, the Company of any reportable event, as defined in Item 304(a)(1)(b) of Regulation S-K.

        The Company has provided Andersen a copy of the foregoing disclosures. Attached as exhibit 16 to this Current Report on Form 8-K is a copy of Andersen’s letter, dated June 3, 2002, stating its agreement with the foregoing disclosures.

        During the previous two fiscal years, and during the subsequent interim period preceding the engagement of KPMG, the Company did not consult with KPMG regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or any other matter that would be required to be reported in this Current Report on Form 8-K. The foregoing disclosure has been provided to KPMG for its review.

Item 7.  Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 16	Letter from Arthur Andersen LLP stating its agreement with the disclosures in this Current Report on Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN COVEY CO.

Date: June 6, 2002	By: /s/ Stephen D. Young
Stephen D. Young
Senior Vice-President, Controller

EXHIBIT INDEX

Exhibit 16	Letter from Arthur Andersen LLP stating its agreement with the disclosures in this Current Report on Form 8-K.